                                                                   Exhibit 10.29

                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "AGREEMENT"), dated as of May 7, 1999, is executed by BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("ADDITIONAL BANK"), in favor of the parties to the Credit Agreement referred to in RECITAL A below.

                                    RECITALS

         A. Pursuant to a Third Amended and Restated Credit Agreement effective as of September 30, 1998 and amended by Amendment No. 1 thereto dated as of March 31, 1999 (as further amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), among BMC West Corporation, a Delaware corporation ("BORROWER"), the financial institutions from time to time parties thereto (collectively, the "BANKS"), and Wells Fargo Bank, National Association, as agent for the Banks (in such capacity, "AGENT"), the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

         B. Additional Bank will become a party to the Credit Agreement with certain rights and obligations thereunder and under the other Credit Documents upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Additional Bank hereby agrees as follows:

         1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

         2. AGREEMENT TO BE BOUND BY CREDIT AGREEMENT. Effective on the Effective Date (as defined in SECTION 3 below), Additional Bank hereby (a) accepts and assumes all rights and obligations under the Credit Documents of a Bank with the Commitment set forth on ATTACHMENT 1 hereto, including the portion of Revolving Loans and participations in the Letters of Credit outstanding on the Effective Date and commitments to purchase participations in Letters of Credit that are attributable to such Commitment (the "ASSUMED RIGHTS AND Obligations"), (b) agrees to be bound by the Credit Agreement as it would have been if it had been an original Bank party thereto, and (c) agrees to perform in accordance with their terms all of the obligations which are required under the Credit Documents to be performed by it as a Bank. Additional Bank appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         3. EFFECTIVENESS. Subject to receipt by Agent of the payments described in SECTION 4, this Agreement shall become effective on May 7, 1999 (the "EFFECTIVE DATE").

         4. PAYMENTS ON EFFECTIVE DATE. In consideration of the Assumed Rights and Obligations, on the Effective Date Additional Bank shall pay to Agent for distribution to each other Bank: (a) the principal amount of the Revolving Loans made by such other Bank pursuant to the Credit Agreement and outstanding on the Effective Date that are greater than such other

Bank's Proportionate Share of all Revolving Loans as determined on the Effective Date, and (b) the amount of all Drawing Payments for which such other Bank has reimbursed Issuing Bank that are outstanding on the Effective Date and are greater than such other Bank's Proportionate Share of all Drawing Payments as determined on the Effective Date.

         5. ALLOCATION AND PAYMENT OF INTEREST AND FEES. Agent shall pay to Additional Bank all interest, commitment fees and other amounts that are paid by or on behalf of Borrower pursuant to the Credit Documents and are attributable to the Assumed Rights and Obligations, that accrue on and after the Effective Date.

         6. REPRESENTATIONS AND WARRANTIES. Additional Bank represents and warrants to Agent and the other Banks as follows:

                  (a) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.

                  (b) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it.

                  (c) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                  (d) All approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

                  (e) Additional Bank has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Person obligated under the Credit Documents (collectively, "CREDIT PARTIES"), and the value of any collateral now or hereafter securing any of the obligations, indebtedness, liabilities or undertakings under the Credit Documents ("COLLATERAL"), in connection with its assumption of the Assumed Rights and Obligations.

                  (f) Additional Bank has received a copy of the Credit Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

         7. NO RESPONSIBILITY BY AGENT OR OTHER BANKS. Neither Agent nor any other Bank makes any representation or warranty or assumes any responsibility to Additional Bank for:

                  (a) the execution (by any party other than such party), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Documents or for any representations, warranties, recitals or statements made in the Credit Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available to Additional Bank by such party or by or on behalf of any Credit Party in connection with the Credit Documents and the transactions contemplated thereby;

                  (b) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the existence or possible existence of any Default or Event of Default under the Credit Documents, but this shall not relieve Agent of any obligation under the Credit Agreement to deliver notice of such Default or Event of Default; or

                  (c) the accuracy or completeness of any information provided to Additional Bank, whether by such party or by or on behalf of any Credit Party.

Neither Agent nor any other Bank shall have any initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Credit Parties, or the value of any Collateral, in connection with Additional Bank's assumption of the Assumed Rights and Obligations or to provide Additional Bank with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter, except as otherwise expressly provided in the Credit Agreement.

         8. FOREIGN WITHHOLDING. On or before the Effective Date, Additional Bank shall comply with the provisions of SUBPARAGRAPH 2.10(b) OF THE CREDIT AGREEMENT.

         9. GENERAL.

                  (a) This Agreement constitutes the entire understanding with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral.

                  (b) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by Additional Bank, Borrower, Agent and Issuing Bank.

                  (c) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

                  (d) This Agreement shall be binding upon and inure to the benefit of Additional Bank and the other parties to the Credit Agreement and their respective successors and assigns. Additional Bank may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Borrower, Agent,

         Issuing Bank and the Required Banks. The preceding sentence shall not limit the right of Additional Bank to grant to others assignments of or participations in all or part of the Assumed Rights and Obligations to the extent permitted by the terms of the Credit Documents.

                  (e) All payments by or to Additional Bank hereunder shall be made in United States Dollars, in immediately available funds. Payments by Additional Bank hereunder shall be made to Agent to the address or account specified in the Credit Agreement. Payments to Additional Bank shall be made to the address or account specified on ATTACHMENT 1 to this Agreement. The address of Additional Bank for notice purposes under the Credit Agreement shall be as specified on ATTACHMENT 1 to this Agreement.

                  (f) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

                  (g) Additional Bank shall bear its own expenses in connection with the preparation and execution of this Agreement.

                  (h) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Additional Bank has executed this Agreement as of the date first above written.

ADDITIONAL BANK:                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION

                                    By: /s/ KEVIN LEADER
                                       ----------------------------------------
                                    Printed Name: Kevin Leader

                                    Title: Vice President

ACKNOWLEDGED AND AGREED:

         BORROWER:                  BMC WEST CORPORATION

                                    By: /s/ ELLIS C. GOEBEL
                                       ----------------------------------------
                                    Printed Name: Ellis C. Goebel

                                    Title: Senior VP - Finance and Treasurer



         AGENT:                     WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, as Agent

                                    By: /s/ALFRED ARTIS AND DONALD. A. HARTMANN
                                       ----------------------------------------
                                    Printed Name: Alfred Artis

                                    Title: Vice President

                                    Printed Name:  Donald A. Hartmann

                                    Title:  Vice President



         ISSUING BANK:              WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, as Issuing Bank

                                    By: /s/ALFRED ARTIS AND DONALD. A. HARTMANN
                                       ----------------------------------------
                                    Printed Name: Alfred Artis

                                    Title: Vice President

                                    Printed Name:  Donald A. Hartmann

                                    Title:  Vice President

                                 ATTACHMENT 1 TO
                                JOINDER AGREEMENT


       BANK                                                                   Commitment             Commitment
                                                                                Before              On and After
                                                                               Scheduled             Scheduled
                                                                            Reduction Date         Reduction Date
                                                                            --------------         --------------
D.     Bank of America National Trust and Savings Association                 $25,000,000           $25,000,000


       Applicable Lending Office and Address for Notices:

           Bank of America National Trust and Savings Association
           555 California Street, 41st Floor
           San Francisco, CA  94104
           Attention:  Kevin C. Leader
           Telephone No.:  (415) 622-8168
           Telecopy No.:   (415) 622-4585
           Wiring Instructions:
           Bank of America National Trust and Savings Association
           1850 Gateway Boulevard
           Concord, CA  94520
           Attention: [                         ]
           Telephone No.: [                         ]
           Telecopy No.: [                        ]
           ABA # 121000358
           Account No.:  [                           ]
           Ref:  BMC West